UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 02, 2026

Fractyl Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41942	27-3553477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Van de Graaff Drive Suite 200
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 902-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GUTS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Wartell as Independent Director

On November 2, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of the Company increased the size of the Board from nine to ten and appointed Michael Wartell as a Class III director, with a term expiring at the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Wartell is the President of Bluerose Associates LLC and has extensive experience serving as an independent director for both public and private corporations, specializing in guiding companies through complex situations. Mr. Wartell has over 35 years of experience investing in opportunistic credit, credit solutions, equities, and special situations. He currently serves on the boards of directors of Aeromexico Group, Kelly Services, Inc., and America’s Car-Mart, Inc. The Board determined that Mr. Wartell is independent under NASDAQ listing standards applicable to the Company. The Company believes that Mr. Wartell’s extensive board advisory expertise qualifies him to serve as one of its directors.

There is no arrangement or understanding between Mr. Wartell and any other person pursuant to which he was selected as a director of the Board, other than the independent director letter agreement between the Company and Mr. Wartell (the “Director Agreement”) described below. There are no transactions in which the Company was or is to be a participant and in which Mr. Wartell or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K. Mr. Wartell has not been appointed to, and is not currently expected to be appointed to, any committee of the Board as of the date hereof. Mr. Wartell has entered into the Company’s standard form of indemnification agreement for directors.

In connection with his appointment to the Board, on November 2, 2026, Mr. Wartell entered into the Director Agreement, which provides for no fixed term for Mr. Wartell’s Board service and provides for cash compensation of $40,000 per month, payable monthly in advance, with a minimum of three months of compensation unless he resigns before the end of that period, plus $3,000 for each day on which his Board commitments exceed four hours, outside the scope of normal Board duties. Mr. Wartell will not participate in the Company's Non-Employee Director Compensation Policy.

The foregoing description of the Director Agreement is qualified in its entirety by the terms of such agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Independent director letter agreement, by and between Michael J. Wartell and the Company dated November 2, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fractyl Health, Inc.

Date:	November 6, 2026	By:	/s/ Harith Rajagopalan
Harith Rajagopalan, M.D., Ph.D. Co-Founder, President, Chief Executive Officer and Director (Principal Executive Officer)